NEWS RELEASE

FOR IMMEDIATE RELEASE

SANDY SPRING BANCORP REPORTS SECOND QUARTER PROFIT AND PARTIAL TARP REPAYMENT

OLNEY, MARYLAND, July 22, 2010 — Sandy Spring Bancorp, Inc., (Nasdaq-SASR) the parent company of Sandy Spring Bank, today announced net income available to common stockholders for the second quarter of 2010 of $5.1 million ($0.21 per diluted share) compared to a net loss available to common stockholders of $1.5 million (($0.09) per diluted share) for the second quarter of 2009 and a net loss available to common stockholders of $0.7 million (($0.04) per diluted share) for the first quarter of 2010. The second quarter of 2010 included a provision for loan and lease losses of $6.1 million compared to $10.6 million for the second quarter of 2009 and $15.0 million for the first quarter of 2010.

Net income available to common stockholders for the six-month period ending June 30, 2010 totaled $4.4 million ($.21 per diluted share) compared to a net loss available to common stockholders of $465,000 (($.03) per diluted share) for the prior year period. The results for the year-to-date included a provision for loan and lease losses totaling $21.1 million for the first six months of 2010. The results for the first six months of 2009 included a provision for loan and lease losses of $21.2 million and an FDIC special assessment charge of $1.7 million.

“We are very encouraged by our second quarter results. The hard work and aggressive efforts to deal with and resolve problem credits over the last several quarters has produced a downward trend in our non-performing loans, particularly in the commercial and residential real estate development portfolios.  While work still remains to be done in this area, we are optimistic that we have turned the corner,” said Daniel J. Schrider, president and chief executive officer.

“The loan-loss provision declined for the third quarter in a row, largely due to a reduced level of net charge-offs and a declining level of non-performing loans. These favorable developments are due mainly to workouts of existing non-performing loans and a marked decrease in new problem credits.”

“Our fundamentals remain strong drivers of these positive results, reflecting sound expense control and an improving net interest margin. Originating quality loans continues to be our major challenge in the face of a struggling economy and volatile financial markets in which both consumers and small businesses are not yet confident enough to increase spending on new homes or business expansion.”

“I am also pleased to report that we have been granted approval by the Treasury to repay half ($41.5 million) of the preferred stock issued under TARP and will continue to work with the Treasury to secure their approval for repayment of the remaining balance in the coming months.  We have considered this a high priority after the completion of our successful common stock offering in the first quarter of 2010,” said Schrider.

Second Quarter Highlights:

•	The provision for loan and lease losses totaled $6.1 million for the quarter compared to $10.6 million for the second quarter of 2009 and $15.0 million for the first quarter of 2010.

•
Non-performing assets declined for the third quarter in a row to $118.0 million compared to $146.3 million at June 30, 2009 and $143.3 million at March 31, 2010. This decrease also resulted in a coverage ratio of the allowance for loan and lease losses compared to non-performing loans of 65% compared to a ratio of 42% at June 30, 2009 and 51% at March 31, 2010.

•	Loan charge-offs, net of recoveries decreased to $4.3 million for the quarter compared to $12.1 million for the second quarter of 2009 and $10.0 million for the first quarter of 2010.

•	The net interest margin was 3.58% for the second quarter compared to 3.11% for the second quarter of 2009 and 3.56% for the first quarter of 2010.

•	Non-interest expenses decreased 3% for the quarter compared to the second quarter of 2009 and increased 3% compared to the first quarter of 2010.

Review of Balance Sheet and Credit Quality

Comparing June 30, 2010 balances to June 30, 2009, total assets increased 2% to $3.7 billion. Total loans and leases decreased 7% to $2.2 billion compared to the prior year. This decrease in loans was attributable to declines in all major categories of the loan portfolio due to a lack of loan demand as a result of soft regional economic conditions. Total loans decreased 2% compared to the first quarter of 2010.

Customer funding sources, which include deposits and other short-term borrowings from core customers, remained virtually even at June 30, 2010 compared to both the prior year and the first quarter of 2010.

Stockholders’ equity totaled $483.7 million at June 30, 2010, and represented 13.1% of total assets, compared to 10.8% at June 30, 2009.  At June 30, 2010 the Company had a total risk-based capital ratio of 17.60%, a tier 1 risk-based capital ratio of 16.33% and a tier 1 leverage ratio of 12.00% which were all above amounts needed in order to be categorized as “well capitalized” for regulatory purposes.

The provision for loan and lease losses totaled $6.1 million for the second quarter of 2010 compared to $10.6 million for the second quarter of 2009 and $15.0 million for the first quarter of 2010. The decrease compared to both the prior year quarter and the first quarter of 2010 was primarily due to a decline in net charge-offs and a lower level of non-performing loans.

Loan charge-offs, net of recoveries totaled $4.3 million for the second quarter of 2010 compared to net charge-offs of $12.1 million for the second quarter of 2009 and net charge-offs of $10.0 million for the first quarter of 2010. The allowance for loan and lease losses represented 3.22% of outstanding loans and leases and 65% of non-performing loans at June 30, 2010 compared to 2.44% of outstanding loans and leases and 42% of non-performing loans at June 30, 2009 and 3.08% of outstanding loans and leases and 51% of non-performing loans at March 31, 2010. Non-performing loans includes loans 90 days or more past due which are still accruing interest.

Non-performing assets totaled $118.0 million at June 30, 2010 compared to $146.3 million at June 30, 2009 and $143.3 million at March 31, 2010. The decrease compared to the prior year was due primarily to a decrease in non-accrual loans, particularly in the residential real estate development and commercial loan portfolios.

Income Statement Review

Comparing the second quarter of 2010 and 2009, net interest income increased by $4.5 million, or 19%. This increase was due primarily to the decline in rates paid on deposits. This resulted in a higher net interest margin for the second quarter of 2010 of 3.58% compared to 3.11% for second quarter of 2009.

Non-interest income increased 8% to $11.9 million in the second quarter of 2010 as compared to $11.0 million in the second quarter of 2009. This increase was due primarily to gains on sales of mortgage loans which increased $0.2 million or 30% due to higher mortgage loan origination volumes and declining rates. Fees on sales of investments also increased $0.3 million or 51% due to growth in sales of financial products while Visa check charges increased $0.1 million or 14% due to higher volumes of electronic transactions.

Non-interest expenses were $26.0 million in the second quarter of 2010 compared to $26.9 million in the second quarter of 2009, a decrease of $0.9 million or 3%. FDIC insurance expense decreased $1.6 million or 58% due mainly to a $1.7 million one time special assessment by the FDIC in the second quarter of 2009. Intangibles amortization decreased $0.6 million or 53% due to intangibles from branch acquisitions that had fully amortized during the third quarter of 2009. These decreases were somewhat offset by an increase in other noninterest expenses of $0.6 million or 16% due primarily to higher accrued losses on mortgage commitments.

Comparing the first six months of 2010 and 2009, net interest income increased by $7.7 million, or 16%. This increase was due primarily to the decline in rates paid on deposits which more than offset the decrease in the yield on interest earning assets. The net interest margin for the first six months of 2010 increased to 3.57% compared to a net interest margin of 3.24% for the prior year period.

Non-interest income increased 1% to $23.2 million for the first six months of 2010 as compared to $23.0 million in 2009. This increase was due primarily to fees on sales of investments which increased $0.4 million or 27% resulting from growth in sales of financial products. In addition, trust and investment fees increased $0.3 million or 7% due to growth in assets under management.  These increases were somewhat offset by a decline of $0.3 million or 5% in service charges on deposits due to lower commercial analysis fees.

Non-interest expenses were $51.3 million for the first six months of 2010 compared to $51.1 million for the first six months of 2009. This slight increase was due primarily to an increase of $1.5 million or 20% in other noninterest expenses due to increases in accrued losses on mortgage commitments and higher mark-to-market adjustments associated with commercial loan swaps. These increases were offset by a decrease in FDIC insurance expense due largely to a $1.7 million one time special assessment by the FDIC in the second quarter of 2009 and a decrease in intangibles amortization of $1.1 million or 53% due to intangibles from branch acquisitions that had fully amortized during the third quarter of 2009.

Conference Call

The Company’s management will host a conference call to discuss its second quarter results today at 2:00 P.M. (ET).  A live Web cast of the conference call is available through the Investor Relations’ section of the Sandy Spring Web site at www.sandyspringbank.com.  Participants may call 877-380-5664. A password is not necessary.  Visitors to the Web site are advised to log on 10 minutes ahead of the scheduled start of the call.  An internet-based replay will be available at the Web site until 12:00 midnight (ET) August 22, 2010.  A telephone voice replay will also be available during that same time period at 800-642-1687.  Please use pass code #84620152 to access.

About Sandy Spring Bancorp/Sandy Spring Bank

With $3.7 billion in assets, Sandy Spring Bancorp is the holding company for Sandy Spring Bank and its principal subsidiaries, Sandy Spring Insurance Corporation, The Equipment Leasing Company and West Financial Services, Inc.  Sandy Spring Bancorp is the largest publicly traded banking company headquartered and operating in Maryland. Sandy Spring is a community banking organization that focuses its lending and other services on businesses and consumers in the local market area. Independent and community-oriented, Sandy Spring Bank was founded in 1868 and offers a broad range of commercial banking, retail banking and trust services through 43 community offices in Anne Arundel, Carroll, Frederick, Howard, Montgomery, and Prince George’s counties in Maryland, and Fairfax and Loudoun counties in Virginia. Through its subsidiaries, Sandy Spring Bank also offers a comprehensive menu of leasing, insurance and investment management services. Visit www.sandyspringbank.com to locate an ATM near you or for more information about Sandy Spring Bank.

For additional information or questions, please contact:
Daniel J. Schrider, President & Chief Executive Officer, or
Philip J. Mantua, E.V.P. & Chief Financial Officer
Sandy Spring Bancorp
17801 Georgia Avenue
Olney, Maryland 20832
1-800-399-5919
Email:	DSchrider@sandyspringbank.com
PMantua@sandyspringbank.com
Web site: www.sandyspringbank.com

Forward-Looking Statements

Sandy Spring Bancorp makes forward-looking statements in this news release and in the conference call regarding this news release.  These forward-looking statements may include: statements of goals, intentions, earnings expectations, and other expectations; estimates of risks and of future costs and benefits; assessments of probable loan and lease losses; assessments of market risk; and statements of the ability to achieve financial and other goals.

Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions.  Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time.  Forward-looking statements speak only as of the date they are made.  Sandy Spring Bancorp does not assume any duty and does not undertake to update its forward-looking statements.  Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that Sandy Spring Bancorp anticipated in its forward-looking statements, and future results could differ materially from historical performance.

Sandy Spring Bancorp’s forward-looking statements are subject to the following principal risks and uncertainties: general economic conditions and trends, either nationally or locally; conditions in the securities markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of the Company’s loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; the Company’s ability to retain key members of management; changes in legislation, regulations, and policies; and a variety of other matters which, by their nature, are subject to significant uncertainties.  Sandy Spring Bancorp provides greater detail regarding some of these factors in its Form 10-K for the year ended December 31, 2009, including in the Risk Factors section of that report, and in its other SEC reports.  Sandy Spring Bancorp’s forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in this news release or in its filings with the SEC, accessible on the SEC’s Web site at www.sec.gov.

Sandy Spring Bancorp, Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS (Unaudited)

	Three Months Ended			Six Months Ended
	June 30,		%	June 30,		%
(Dollars in thousands, except per share data)	2010	2009	Change	2010	2009	Change
Results of Operations:
Net interest income	$28,996	$24,448	19%	$57,155	$49,473	16%
Provision for loan and lease losses	6,107	10,615	(42)	21,132	21,228	-
Non-interest income	11,869	11,030	8	23,209	23,004	1
Non-interest expenses	25,953	26,858	(3)	51,259	51,108	-
Income (loss) before income taxes	8,805	(1,995)	-	7,973	141	-
Net income (loss)	6,259	(280)	-	6,760	1,937	-
Net income (loss) available to common stockholders	$5,056	$(1,482)	-	$4,357	$(465)	-

Return on average assets (1)	0.56%	(0.17)%		0.24%	(0.03)%
Return on average common equity (1)	5.13%	(1.90)%		2.50%	(0.30)%
Net interest margin	3.58%	3.11%		3.57%	3.24%
Efficiency ratio - GAAP (3)	63.51%	75.70%		63.78%	70.52%
Efficiency ratio - Non-GAAP (3)	60.59%	70.58%		61.06%	65.85%

Per share data:
Basic net income (loss)	$0.26	$(0.02)	-%	$0.33	$0.12	175%
Basic net income (loss) per common share	0.21	(0.09)	-	0.21	(0.03)	-
Diluted net income (loss)	0.26	(0.02)	-	0.33	0.12	175
Diluted net income (loss) per common share	0.21	(0.09)	-	0.21	(0.03)	-
Dividends declared per common share	0.01	0.12	(92)	0.02	0.24	(92)
Book value per common share	16.80	18.92	(11)	16.80	18.92	(11)
Average fully diluted shares	24,033,158	16,444,252	46	20,654,797	16,424,490	26

Financial Condition at period-end:
Assets	$3,701,150	$3,617,497	2%	$3,701,150	$3,617,497	2%
Total loans and leases	2,218,832	2,389,389	(7)	2,218,832	2,389,389	(7)
Investment securities	1,062,541	875,374	21	1,062,541	875,374	21
Deposits	2,659,956	2,650,485	-	2,659,956	2,650,485	-
Stockholders' equity	483,681	391,262	24	483,681	391,262	24

Capital ratios:
Tier 1 leverage	12.00%	9.95%		12.00%	9.95%
Tier 1 capital to risk-weighted assets	16.33%	12.02%		16.33%	12.02%
Total regulatory capital to risk-weighted assets	17.60%	13.27%		17.60%	13.27%
Tangible common equity to tangible assets (4)	8.63%	6.52%		8.63%	6.52%
Average equity to average assets	13.05%	11.08%		11.93%	11.33%

Credit quality ratios:
Allowance for loan and lease losses to total loans and leases	3.22%	2.44%		3.22%	2.44%
Nonperforming loans to total loans and leases	4.93%	5.84%		4.93%	5.84%
Nonperforming assets to total assets	3.19%	4.05%		3.19%	4.05%
Annualized net charge-offs to average loans and leases (2)	0.77%	1.97%		1.28%	1.09%

(1)	Calculation utilizes net income available to common stockholders.
(2)	Calculation utilizes average loans and leases, excluding residential mortgage loans held-for-sale.
(3)
The GAAP efficiency ratio is non-interest expenses divided by net interest income plus non-interest income from the Consolidated Statements of Income. The traditional, non-GAAP efficiency ratio excludes intangible asset amortization from non-interest expense; securities gains (losses) and OTTI from non-interest income; and adds the tax-equivalent adjustment to net interest income.  See the Reconciliation Table included with these Financial Highlights.

(4)
The tangible common equity to tangible assets ratio is a non-GAAP ratio that divides assets excluding intangible assets into stockholders' equity after deducting intangible assets, other comprehensive losses and preferred stock.  See the Reconciliation Table included with these Financial Highlights.

Sandy Spring Bancorp, Inc. and Subsidiaries
RECONCILIATION TABLE

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in thousands)	2010	2009	2010	2009
GAAP efficiency ratio:
Non-interest expenses	$25,953	$26,858	$51,259	$51,108
Net interest income plus non-interest income	$40,865	$35,478	$80,364	$72,477

Efficiency ratio–GAAP	63.51%	75.70%	63.78%	70.52%

Non-GAAP efficiency ratio:
Non-interest expenses	$25,953	$26,858	$51,259	$51,108
Less non-GAAP adjustment:
Amortization of intangible assets	496	1,047	992	2,102
Non-interest expenses as adjusted	$25,457	$25,811	$50,267	$49,006

Net interest income plus non-interest income	$40,865	$35,478	$80,364	$72,477
Plus non-GAAP adjustment:
Tax-equivalent income	1,155	1,123	2,163	2,132
Less non-GAAP adjustments:
Securities gains	95	30	298	192
OTTI recognized in earnings	(89)	-	(89)	-
Net interest income plus non-interest income - as adjusted	$42,014	$36,571	$82,318	$74,417

Efficiency ratio–Non-GAAP	60.59%	70.58%	61.06%	65.85%

Tangible common equity ratio:
Total stockholders' equity	$483,681	$391,262	$483,681	$391,262
Accumulated other comprehensive (income) loss	(6,825)	5,526	(6,825)	5,526
Goodwill	(76,816)	(76,816)	(76,816)	(76,816)
Other intangible assets, net	(7,546)	(10,080)	(7,546)	(10,080)
Preferred stock	(80,420)	(79,765)	(80,420)	(79,765)
Tangible common equity	$312,074	$230,127	$312,074	$230,127

Total assets	$3,701,150	$3,617,497	$3,701,150	$3,617,497
Goodwill	(76,816)	(76,816)	(76,816)	(76,816)
Other intangible assets, net	(7,546)	(10,080)	(7,546)	(10,080)
Tangible assets	$3,616,788	$3,530,601	$3,616,788	$3,530,601

Tangible common equity ratio	8.63%	6.52%	8.63%	6.52%

Sandy Spring Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CONDITION

	June 30,	December 31,	June 30,
(Dollars in thousands)	2010	2009	2009
Assets	(Unaudited)		(Unaudited)
Cash and due from banks	$43,208	$49,430	$43,360
Federal funds sold	1,602	1,863	2,034
Interest-bearing deposits with banks	139,358	8,503	77,090
Cash and cash equivalents	184,168	59,796	122,484
Residential mortgage loans held for sale (at fair value)	15,398	12,498	14,494
Investments available-for-sale (at fair value)	915,719	858,433	697,314
Investments held-to-maturity -- fair value of $117,342, $137,787 and $150,109 at
June 30, 2010, December 31, 2009 and June 30, 2009, respectively	112,491	132,593	145,937
Other equity securities	34,331	32,773	32,123
Total loans and leases	2,218,832	2,298,010	2,389,389
Less: allowance for loan and lease losses	(71,377)	(64,559)	(58,317)
Net loans and leases	2,147,455	2,233,451	2,331,072
Premises and equipment, net	48,592	49,606	50,460
Other real estate owned	8,730	7,464	6,829
Accrued interest receivable	13,521	13,653	13,007
Goodwill	76,816	76,816	76,816
Other intangible assets, net	7,546	8,537	10,080
Other assets	136,383	144,858	116,881
Total assets	$3,701,150	$3,630,478	$3,617,497

Liabilities
Noninterest-bearing deposits	$593,007	$540,578	$553,604
Interest-bearing deposits	2,066,949	2,156,264	2,096,881
Total deposits	2,659,956	2,696,842	2,650,485
Securites sold under retail repurchase agreements and federal funds purchased	86,062	89,062	98,827
Advances from FHLB	409,434	411,584	412,070
Subordinated debentures	35,000	35,000	35,000
Accrued interest payable and other liabilities	27,017	24,404	29,853
Total liabilities	3,217,469	3,256,892	3,226,235

Stockholders' Equity
Preferred stock—par value $1.00 (liquidation preference of $1,000 per share) shares authorized, issued and outstanding 83,094, net of discount of $2,674, $2,999 and
$3,329 at June 30, 2010, December 31, 2009 and June 30, 2009, respectively	80,420	80,095	79,765
Common stock -- par value $1.00; shares authorized 49,916,906; shares issues and outstanding 23,998,950, 16,487,852 and 16,460,921 at June 30, 2010,
December 31, 2009 and June 30, 2009, respectively	23,999	16,488	16,461
Warrants	3,699	3,699	3,699
Additional paid in capital	176,167	87,334	86,883
Retained earnings	192,571	188,622	209,980
Accumulated other comprehensive income (loss)	6,825	(2,652)	(5,526)
Total stockholders' equity	483,681	373,586	391,262
Total liabilities and stockholders' equity	$3,701,150	$3,630,478	$3,617,497

Sandy Spring Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in thousands, except per share data)	2010	2009	2010	2009
Interest Income:
Interest and fees on loans and leases	$29,284	$32,066	$58,658	$65,299
Interest on loans held for sale	92	253	173	533
Interest on deposits with banks	63	43	97	89
Interest and dividends on securities:
Taxable	6,298	4,531	12,304	7,726
Exempt from federal income taxes	1,771	1,774	3,635	3,746
Interest on federal funds sold	-	1	1	3
Total interest income	37,508	38,668	74,868	77,396
Interest Expense:
Interest on deposits	4,568	9,921	9,858	19,375
Interest on retail repurchase agreements and federal funds purchased	65	76	137	138
Interest on advances from FHLB	3,653	3,668	7,273	7,299
Interest on subordinated debt	226	555	445	1,111
Total interest expense	8,512	14,220	17,713	27,923
Net interest income	28,996	24,448	57,155	49,473
Provision for loan and lease losses	6,107	10,615	21,132	21,228
Net interest income after provision for loan and lease losses	22,889	13,833	36,023	28,245
Non-interest Income:
Investment securities gains	95	30	298	192
Total other-than-temporary impairment ("OTTI") losses	(834)	-	(834)	-
Portion of OTTI losses recognized in other comprehensive income, before taxes	745	-	745	-
Net OTTI recognized in earnings	(89)	-	(89)	-
Service charges on deposit accounts	2,791	2,851	5,417	5,714
Gains on sales of mortgage loans	1,020	786	1,629	1,808
Fees on sales of investment products	941	622	1,682	1,322
Trust and investment management fees	2,534	2,370	4,983	4,657
Insurance agency commissions	928	1,040	2,917	3,090
Income from bank owned life insurance	703	725	1,396	1,436
Visa check fees	855	748	1,595	1,386
Other income	2,091	1,858	3,381	3,399
Total non-interest income	11,869	11,030	23,209	23,004
Non-interest Expenses:
Salaries and employee benefits	14,181	13,704	27,552	26,908
Occupancy expense of premises	2,709	2,548	5,799	5,323
Equipment expenses	1,304	1,374	2,518	2,888
Marketing	573	485	1,089	905
Outside data services	918	961	2,041	1,767
FDIC insurance	1,186	2,790	2,327	3,749
Amortization of intangible assets	496	1,047	992	2,102
Other expenses	4,586	3,949	8,941	7,466
Total non-interest expenses	25,953	26,858	51,259	51,108
Income (loss) before income taxes	8,805	(1,995)	7,973	141
Income tax expense (benefit)	2,546	(1,715)	1,213	(1,796)
Net income (loss)	$6,259	$(280)	$6,760	$1,937
Preferred stock dividends and discount accretion	1,203	1,202	2,403	2,402
Net income (loss) available to common stockholders	$5,056	$(1,482)	$4,357	$(465)

Net Income Per Share Amounts:
Basic net income (loss) per share	$0.26	$(0.02)	$0.33	$0.12
Basic net income (loss) per common share	0.21	(0.09)	0.21	(0.03)
Diluted net income (loss) per share	$0.26	$(0.02)	$0.33	$0.12
Diluted net income (loss) per common share	0.21	(0.09)	0.21	(0.03)
Dividends declared per common share	$0.01	$0.12	$0.02	$0.24

Sandy Spring Bancorp, Inc. and Subsidiaries
HISTORICAL TRENDS - QUARTERLY FINANCIAL DATA (Unaudited)

	2010		2009
(Dollars in thousands, except per share data)	Q2	Q1	Q4	Q3	Q2	Q1
Profitability for the quarter:
Tax-equivalent interest income	$38,663	$38,368	$40,025	$40,516	$39,791	$39,737
Interest expense	8,512	9,201	10,816	12,783	14,220	13,703
Tax-equivalent net interest income	30,151	29,167	29,209	27,733	25,571	26,034
Tax-equivalent adjustment	1,155	1,008	1,376	1,331	1,123	1,009
Provision for loan and lease losses	6,107	15,025	21,084	34,450	10,615	10,613
Non-interest income	11,869	11,340	11,575	10,662	11,030	11,974
Non-interest expenses	25,953	25,306	25,364	26,567	26,858	24,250
Income (loss) before income taxes	8,805	(832)	(7,040)	(23,953)	(1,995)	2,136
Income tax expense (benefit)	2,546	(1,333)	(3,822)	(10,379)	(1,715)	(81)
Net Income (loss)	6,259	501	(3,218)	(13,574)	(280)	2,217
Net Income (loss) available to common stockholders	$5,056	$(699)	$(4,421)	$(14,779)	$(1,482)	$1,017
Financial ratios:
Return on average assets	0.56%	(0.08)%	(0.48)%	(1.62)%	(0.17)%	0.12%
Return on average common equity	5.13%	(0.92)%	(4.66)%	(19.01)%	(1.90)%	1.32%
Net interest margin	3.58%	3.56%	3.40%	3.27%	3.11%	3.39%
Efficiency ratio - GAAP (1)	63.51%	64.07%	64.36%	71.68%	75.70%	65.54%
Efficiency ratio - Non-GAAP (1)	60.59%	61.56%	61.29%	66.49%	70.58%	61.29%
Per share data:
Basic net income (loss) per share	$0.26	$0.03	$(0.20)	$(0.83)	$(0.02)	$0.14
Basic net income (loss) per common share	0.21	(0.04)	(0.27)	(0.90)	(0.09)	0.06
Diluted net income (loss) per share	0.26	0.03	(0.20)	(0.83)	(0.02)	0.13
Diluted net income (loss) per common share	0.21	(0.04)	(0.27)	(0.90)	(0.09)	0.06
Dividends declared per common share	0.01	0.01	0.01	0.12	0.12	0.12
Book value per common share	16.80	16.33	17.80	18.25	18.92	19.06
Average fully diluted shares	24,033,158	17,243,415	16,477,925	16,496,480	16,444,252	16,433,788
Non-interest income:
Securities gains	$95	$203	$211	$15	$30	$162
Net OTTI recognized in earnings	(89)	-	-	-	-
Service charges on deposit accounts	2,791	2,626	2,896	2,823	2,851	2,863
Gains on sales of mortgage loans	1,020	609	434	1,011	786	1,022
Fees on sales of investment products	941	741	761	740	622	700
Trust and investment management fees	2,534	2,449	2,358	2,406	2,370	2,287
Insurance agency commissions	928	1,989	1,098	1,048	1,040	2,050
Income from bank owned life insurance	703	693	730	740	725	711
Visa check fees	855	740	776	758	748	638
Other income	2,091	1,290	2,311	1,121	1,858	1,541
Total non-interest income	$11,869	$11,340	$11,575	$10,662	$11,030	$11,974
Non-interest expense:
Salaries and employee benefits	$14,181	$13,371	$13,141	$14,411	$13,704	$13,204
Occupancy expense of premises	2,709	3,090	2,702	2,685	2,548	2,775
Equipment expenses	1,304	1,214	1,359	1,444	1,374	1,514
Marketing	573	516	777	484	485	420
Outside data services	918	1,123	967	987	961	806
FDIC insurance	1,186	1,141	1,124	1,219	2,790	959
Amortization of intangible assets	496	496	496	1,048	1,047	1,055
Other expenses	4,586	4,355	4,798	4,289	3,949	3,517
Total non-interest expense	$25,953	$25,306	$25,364	$26,567	$26,858	$24,250

(1)
The GAAP efficiency ratio is non-interest expenses divided by net interest income plus non-interest income from the Consolidated Statements ofIncome. The traditional, non-GAAP efficiency ratio excludes intangible asset amortization and the goodwill impairment loss; excludes securities gains; (losses) and OTTI from non-interest income; and adds the tax-equivalent adjustment to net interest income.  See the Reconciliation Table included with these Financial Highlights.

Sandy Spring Bancorp, Inc. and Subsidiaries
HISTORICAL TRENDS - QUARTERLY FINANCIAL DATA (Unaudited)

	2010		2009
(Dollars in thousands)	Q2	Q1	Q4	Q3	Q2	Q1
Balance sheets at quarter end:
Residential mortgage loans	$458,502	$460,129	$457,414	$455,312	$450,500	$461,359
Residential construction loans	86,393	83,902	92,283	115,258	138,923	163,861
Commercial mortgage loans	900,312	882,040	894,951	873,438	862,315	859,882
Commercial construction loans	95,357	130,064	131,789	174,052	199,278	222,805
Commercial loans and leases	284,708	302,995	321,924	314,599	333,025	342,870
Consumer loans	393,560	397,527	399,649	401,623	405,348	411,068
Total loans and leases	2,218,832	2,256,657	2,298,010	2,334,282	2,389,389	2,461,845
Less: allowance for loan and lease losses	(71,377)	(69,575)	(64,559)	(62,937)	(58,317)	(59,798)
Net loans and leases	2,147,455	2,187,082	2,233,451	2,271,345	2,331,072	2,402,047
Goodwill	76,816	76,816	76,816	76,816	76,816	76,816
Other intangible assets, net	7,546	8,042	8,537	9,033	10,080	11,128
Total assets	3,701,150	3,673,246	3,630,478	3,632,391	3,617,497	3,519,432
Total deposits	2,659,956	2,653,448	2,696,842	2,683,487	2,650,845	2,553,912
Customer repurchase agreements	86,062	78,416	74,062	84,138	98,827	91,928
Total stockholders' equity	483,681	471,857	373,586	380,571	391,262	392,522
Quarterly average balance sheets:
Residential mortgage loans	$467,970	$462,803	$464,737	$460,772	$477,955	$481,721
Residential construction loans	85,617	89,732	106,115	123,892	150,914	176,811
Commercial mortgage loans	887,259	891,722	877,419	871,831	862,658	854,402
Commercial construction loans	115,965	131,265	165,784	191,021	216,897	224,229
Commercial loans and leases	294,168	317,492	312,547	327,569	341,039	359,820
Consumer loans	395,833	398,233	401,164	401,930	408,200	408,843
Total loans and leases	2,246,812	2,291,247	2,327,766	2,377,015	2,457,663	2,505,826
Securities	1,013,756	970,681	1,026,179	956,350	772,878	536,981
Total earning assets	3,379,388	3,318,070	3,409,867	3,370,823	3,298,923	3,117,590
Total assets	3,645,090	3,591,786	3,672,382	3,627,617	3,549,185	3,375,715
Total interest-bearing liabilities	2,596,353	2,653,187	2,709,152	2,671,944	2,595,303	2,471,762
Noninterest-bearing demand deposits	547,245	524,313	549,347	532,462	527,713	476,361
Total deposits	2,612,633	2,640,853	2,718,882	2,661,108	2,581,837	2,431,471
Customer repurchase agreements	85,178	81,622	92,471	95,310	93,980	69,212
Total stockholders' equity	475,521	387,099	380,534	391,571	393,201	391,673
Capital and credit quality measures:
Average equity to average assets	13.05%	10.78%	10.36%	10.79%	11.08%	11.60%
Allowance for loan and lease losses to loans and leases	3.22%	3.08%	2.81%	2.70%	2.44%	2.43%
Non-performing loans to total loans	4.93%	6.05%	5.82%	6.14%	5.84%	4.90%
Non-performing assets to total assets	3.19%	3.90%	3.89%	4.14%	4.05%	3.57%
Annualized net charge-offs to average loans and leases (1)	0.77%	1.78%	3.34%	5.00%	1.97%	0.22%
Net charge-offs	$4,305	$10,009	$19,462	$29,831	$12,095	$1,341
Non-performing assets:
Non-accrual loans and leases	$83,887	$110,719	$111,180	$127,473	$123,117	$110,761
Loans and leases 90 days past due	24,226	25,085	19,001	15,491	16,004	9,545
Restructured loans and leases	1,199	682	3,549	395	395	395
Other real estate owned, net	8,730	6,796	7,464	6,873	6,829	5,094
Total non-performing assets	$118,042	$143,282	$141,194	$150,232	$146,345	$125,795

(1)	Calculation utilizes average loans and leases, excluding residential mortgage loans held-for-sale.

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (Unaudited)

	Three Months Ended June 30,
	2010			2009
			Annualized			Annualized
	Average	(1)	Average	Average	(1)	Average
(Dollars in thousands and tax-equivalent)	Balances	Interest	Yield/Rate	Balances	Interest	Yield/Rate
Assets
Residential mortgage loans (3)	$467,970	$6,429	5.50%	$477,955	$7,040	5.89%
Residential construction loans	85,617	987	4.63	150,914	1,878	4.99
Commercial mortgage loans	887,259	13,460	6.08	862,658	13,224	6.15
Commercial construction loans	115,965	956	3.31	216,897	1,561	2.89
Commercial loans and leases	294,168	3,695	5.04	341,039	4,593	5.40
Consumer loans	395,833	3,849	3.92	408,200	4,023	3.95
Total loans and leases (2)	2,246,812	29,376	5.24	2,457,663	32,319	5.27
Taxable securities	856,205	6,543	3.06	622,203	4,749	3.05
Tax-exempt securities (4)	157,551	2,681	6.92	150,675	2,679	7.23
Interest-bearing deposits with banks	117,019	63	0.21	66,533	43	0.26
Federal funds sold	1,801	-	0.18	1,849	1	0.18
Total interest-earning assets	3,379,388	38,663	4.59	3,298,923	39,791	4.84

Less: allowance for loan and lease losses	(72,137)			(60,859)
Cash and due from banks	44,059			44,015
Premises and equipment, net	48,776			50,910
Other assets	245,004			216,196
Total assets	$3,645,090			$3,549,185

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$292,402	91	0.12%	$254,392	106	0.17%
Regular savings deposits	165,977	51	0.12	154,314	66	0.17
Money market savings deposits	882,877	1,308	0.59	813,972	3,406	1.68
Time deposits	724,133	3,118	1.73	831,446	6,343	3.06
Total interest-bearing deposits	2,065,389	4,568	0.89	2,054,124	9,921	1.94
Other borrowings	85,178	65	0.30	93,981	76	0.32
Advances from FHLB	410,786	3,653	3.57	412,198	3,668	3.57
Subordinated debentures	35,000	226	2.58	35,000	555	6.35
Total interest-bearing liabilities	2,596,353	8,512	1.31	2,595,303	14,220	2.20

Noninterest-bearing demand deposits	547,245			527,713
Other liabilities	25,971			32,968
Stockholders' equity	475,521			393,201
Total liabilities and stockholders' equity	$3,645,090			$3,549,185

Net interest income and spread		$30,151	3.28%		$25,571	2.64%
Less: tax-equivalent adjustment		1,155			1,123
Net interest income		$28,996			$24,448

Interest income/earning assets			4.59%			4.84%
Interest expense/earning assets			1.01			1.73
Net interest margin			3.58%			3.11%

(1)
Tax-equivalent income has been adjusted using the combined marginal federal and state rate of 39.88% for 2010 and  2009. The annualized taxable-equivalent adjustments utilized inthe above table to compute yields aggregated to $1.2 million and $1.1 million in 2010 and 2009, respectively.

(2)	Non-accrual loans are included in the average balances.
(3)	Includes residential mortgage loans held for sale. Home equity loans and lines are classified as consumer loans.
(4)	Includes only investments that are exempt from federal taxes.

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (Unaudited)

	Six Months Ended June 30,
	2010			2009
			Annualized			Annualized
	Average	(1)	Average	Average	(1)	Average
(Dollars in thousands and tax-equivalent)	Balances	Interest	Yield/Rate	Balances	Interest	Yield/Rate
Assets
Residential mortgage loans (3)	$465,401	$12,908	5.55%	$479,828	$14,225	5.93%
Residential construction loans	87,663	2,081	4.79	163,791	4,250	5.23
Commercial mortgage loans	889,478	26,692	6.05	858,553	26,490	6.22
Commercial construction loans	123,573	1,777	2.90	220,542	3,382	3.09
Commercial loans and leases	305,765	7,697	5.07	350,377	9,438	5.43
Consumer loans	397,027	7,676	3.91	408,520	8,047	3.97
Total loans and leases (2)	2,268,907	58,831	5.22	2,481,611	65,832	5.34
Taxable securities	829,326	12,764	3.08	496,305	8,084	3.26
Tax-exempt securities (4)	163,011	5,338	6.87	159,276	5,520	7.22
Interest-bearing deposits with banks	85,890	97	0.23	69,038	89	0.26
Federal funds sold	1,764	1	0.16	2,527	3	0.22
Total interest-earning assets	3,348,898	77,031	4.64	3,208,757	79,528	5.00

Less: allowance for loan and lease losses	(69,680)			(57,158)
Cash and due from banks	44,545			45,511
Premises and equipment, net	49,058			51,158
Other assets	245,764			214,663
Total assets	$3,618,585			$3,462,931

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$283,313	175	0.12%	$248,627	227	0.18%
Regular savings deposits	162,009	87	0.11	150,945	121	0.16
Money market savings deposits	896,163	2,881	0.65	763,912	5,822	1.54
Time deposits	749,339	6,715	1.81	841,407	13,205	3.16
Total interest-bearing deposits	2,090,824	9,858	0.95	2,004,891	19,375	1.95
Other borrowings	87,665	137	0.32	81,666	138	0.34
Advances from FHLB	411,125	7,273	3.57	412,317	7,299	3.57
Subordinated debentures	35,000	445	2.54	35,000	1,111	6.35
Total interest-bearing liabilities	2,624,614	17,713	1.36	2,533,874	27,923	2.22

Noninterest-bearing demand deposits	535,843			502,179
Other liabilities	26,574			34,436
Stockholders' equity	431,554			392,442
Total liabilities and stockholders' equity	$3,618,585			$3,462,931

Net interest income and spread		$59,318	3.28%		$51,605	2.78%
Less: tax-equivalent adjustment		2,163			2,132
Net interest income		$57,155			$49,473

Interest income/earning assets			4.64%			5.00%
Interest expense/earning assets			1.07			1.76
Net interest margin			3.57%			3.24%

(1)
Tax-equivalent income has been adjusted using the combined marginal federal and state rate of 39.88% for 2010 and  2009. The annualized taxable-equivalent adjustments utilized inthe above table to compute yields aggregated to $2.2 million and $2.1 million in 2010 and 2009, respectively.

(2)	Non-accrual loans are included in the average balances.
(3)	Includes residential mortgage loans held for sale. Home equity loans and lines are classified as consumer loans.
(4)	Includes only investments that are exempt from federal taxes.